Exhibit 5.3

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway    |    New York, NY 10036-4039    |    tel 212.858.1000    |    fax 212.858.1500

February 22, 2018

PPL Corporation

PPL Capital Funding, Inc.

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

LG&E and KU Energy LLC

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky 40202-1377

Kentucky Utilities Company

One Quality Street

Lexington, Kentucky 40507-1462

Ladies and Gentlemen:

We are acting as special counsel for each of PPL Corporation, a Pennsylvania corporation (“PPL”), PPL Capital Funding, Inc., a Delaware corporation (“PPL Capital”), PPL Electric Utilities Corporation, a Pennsylvania corporation (“PPL Electric”), LG&E and KU Energy LLC, a Kentucky limited liability company (“LKE”), Louisville Gas and Electric Company, a Kentucky corporation (“LG&E”), and Kentucky Utilities Company, a Kentucky and Virginia corporation (“KU” and, together with PPL, PPL Capital, PPL Electric, LKE and LG&E, the “Registrants”), in connection with the proposed issuance and sale from time to time of a presently indeterminate principal amount of securities (“Securities”), including

(i)	PPL Capital’s unsecured and unsubordinated debt securities (“PPL Capital Debt Securities”), together with PPL’s guarantees (the “Guarantees”) as to payment of principal thereof and interest and premium, if any, thereon, such PPL Capital Debt Securities and the Guarantees to be issued under the Indenture dated as of November 1, 1997 of PPL Capital and PPL to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such PPL Capital Debt Securities and Guarantees (the “PPL Capital Indenture”);

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(ii)	PPL Capital’s unsecured and subordinated debt securities (“PPL Capital Subordinated Debt Securities”), together with PPL’s guarantees (the “Subordinated Guarantees”) as to payment of principal thereof and interest and premium, if any, thereon, such PPL Capital Subordinated Debt Securities and the Subordinated Guarantees to be issued under the Subordinated Indenture dated as of March 1, 2007 of PPL Capital and PPL to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be amended or supplemented by one or more supplements relating to such PPL Capital Subordinated Debt Securities (the “PPL Capital Subordinated Indenture”);

(iii)	PPL Electric’s secured debt securities (“PPL Electric Debt Securities”), to be issued under PPL Electric’s Indenture dated as of August 1, 2001 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such PPL Electric Debt Securities (the “PPL Electric Indenture”);

(iv)	LKE’s unsecured and unsubordinated debt securities (“LKE Debt Securities”) to be issued under LKE’s Indenture dated as of November 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to such LKE Debt Securities (the “LKE Indenture”);

(v)	LG&E’s secured debt securities (“LG&E Debt Securities”), to be issued under LG&E’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such LG&E Debt Securities (the “LG&E Indenture”); and

(vi)	KU’s secured debt securities (“KU Debt Securities”), to be issued under KU’s Indenture dated as of October 1, 2010 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to such KU Debt Securities (the “KU Indenture”);

all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the

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qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the PPL Capital Indenture, the PPL Capital Subordinated Indenture, the PPL Electric Indenture, the LKE Indenture, the LG&E Indenture and the KU Indenture.

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

For purposes of this opinion letter, we have assumed that, at the time of issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or withdrawn; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act; (iii) the indenture pursuant to which such debt Securities are to be issued shall have been qualified under the Trust Indenture Act and shall constitute the valid and legally binding obligation of the trustee thereunder; (iv) the Registrant issuing such Securities (a) is duly organized, validly existing and in good standing under the law of its jurisdiction of organization, and (b) has the power to execute and deliver, and perform its obligations under, the Securities and the indenture pursuant to which such Securities are issued; (v) the board of directors or managers of the Registrant or Registrants issuing such Securities, or a duly authorized committee thereof, and/or the proper officers of such Registrant or Registrants acting pursuant to properly delegated authority (any of the foregoing, a “Board”), shall have taken such action as may be necessary to authorize the indentures, the issuance and sale of such Securities and, if applicable, to establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any prospectus supplement relating to such Securities, and shall not have rescinded any such action; (vi) there shall not have occurred any change in law or any authorization affecting the legality or enforceability of such Securities; and (vii) each Registrant issuing such Securities shall remain duly organized and validly existing under the laws of the jurisdiction or jurisdictions of incorporation or other organization in which it is incorporated or otherwise organized on the date hereof. We have also assumed that neither the establishment of any terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms

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thereof will (a) violate any law (other than the Applicable Law (as defined below)) or (b) require any authorization, consent, order, approval or license (or the like) of, or any exemption (or the like) from, or any registration or filing with, or any report or notice to, any executive, legislative, judicial, administrative or regulatory body (a “Governmental Approval”) except for any Utility Commission Approvals (as defined below) as shall have been obtained and be in full force and effect and sufficient to authorize such Securities, or (c) violate or conflict with, result in a breach of, or constitute a default under, (i) the articles or certificate of incorporation or formation, as applicable, or by-laws or limited liability company operating agreement, as applicable, of the issuer or any other agreement or instrument to which the issuer or any of its affiliates is a party or by which the issuer or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval (including any Utility Commission Approval) that may be applicable to the Company or any of its affiliates or any of their respective properties or (iii) any order, decision, judgment or decree that may be applicable to the issuer or any of its affiliates or any of their respective properties.

We note that prior to the issuance of PPL Electric Debt Securities, LG&E Debt Securities and KU Debt Securities, approvals of the Pennsylvania Public Utility Commission (in the case of PPL Electric), the Kentucky Public Service Commission (in the case of LG&E and KU) and the Virginia State Corporation Commission and the Tennessee Public Utility Commission (in the case of KU), and/or the Federal Energy Regulatory Commission (in the case of PPL Electric, LG&E and KU) may be required to authorize such issuance (any of the foregoing commissions, the “Utility Commissions,” and any of the foregoing such approvals, “Utility Commission Approvals”).

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that

1.	With respect to any PPL Capital Debt Securities and Guarantees, when (a) the PPL Capital and PPL Boards have taken all necessary corporate action to approve the issuance and establish the terms of a series of PPL Capital Debt Securities and related Guarantees, the terms of the offering and related matters and (b) such Securities and Guarantees have been duly established, executed and authenticated in accordance with the PPL Capital Indenture and issued and sold by PPL Capital and PPL in the manner contemplated by the Registration Statement and in accordance with the authorizations of the PPL Capital and PPL Boards, such Securities and Guarantees will constitute the valid and legally binding obligations of PPL Capital and PPL, respectively.

2.	With respect to any PPL Capital Subordinated Debt Securities and Subordinated Guarantees, when (a) the PPL Capital and PPL Boards have taken all necessary corporate action to approve the issuance and establish the terms of a series of PPL

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Capital Subordinated Debt Securities and related Subordinated Guarantees, the terms of the offering and related matters and (b) such Securities and Subordinated Guarantees have been duly established, executed and authenticated in accordance with the PPL Capital Subordinated Indenture and issued and sold by PPL Capital and PPL in the manner contemplated by the Registration Statement and in accordance with the authorizations of the PPL Capital and PPL Boards, such PPL Capital Subordinated Debt Securities and Subordinated Guarantees will constitute the valid and legally binding obligations of PPL Capital and PPL, respectively.

3.	With respect to any PPL Electric Debt Securities, when (a) the PPL Electric Board has taken all necessary corporate action to approve the issuance and establish the terms of a series of PPL Electric Debt Securities, the terms of the offering and related matters, (b) the applicable Utility Commissions have duly authorized the issuance by PPL Electric of such Securities and (c) such Securities have been duly established, executed and authenticated in accordance with the PPL Electric Indenture and issued and sold by PPL Electric in the manner contemplated by the Registration Statement and in accordance with the authorizations of the PPL Electric Board and such Utility Commissions, such PPL Electric Debt Securities will constitute the valid and legally binding obligations of PPL Electric.

4.	With respect to any LKE Debt Securities, when (a) the LKE Board has taken all necessary corporate action to approve the issuance and establish the terms of a series of LKE Debt Securities, the terms of the offering and related matters and (b) such Securities have been duly established, executed and authenticated in accordance with the LKE Indenture and issued and sold by LKE in the manner contemplated by the Registration Statement and in accordance with the authorizations of the LKE Board, such Securities will constitute the valid and legally binding obligations of LKE.

5.	With respect to any LG&E Debt Securities, when (a) the LG&E Board has taken all necessary corporate action to approve the issuance and establish the terms of a series of LG&E Debt Securities, the terms of the offering and related matters, (b) the applicable Utility Commissions have duly authorized the issuance by LG&E of such Securities and (c) such Securities have been duly established, executed and authenticated in accordance with the LG&E Indenture and issued and sold by LG&E in the manner contemplated by the Registration Statement and in accordance with the authorizations of the LG&E Board and such Utility Commissions, such Securities will constitute the valid and legally binding obligations of LG&E.

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6.	With respect to any KU Debt Securities, when (a) the KU Board has taken all necessary corporate action to approve the issuance and establish the terms of a series of KU Debt Securities, the terms of the offering and related matters, (b) the applicable Utility Commissions have duly authorized the issuance by KU of such Securities and (c) such Securities have been duly established, executed and authenticated in accordance with the KU Indenture and issued and sold by KU in the manner contemplated by the Registration Statement and in accordance with the authorizations of the KU Board and such Utility Commissions, such Securities will constitute the valid and legally binding obligations of KU.

Our opinions are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to creditors’ and mortgagees’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought. Further, we express no opinion with respect to the lien of the PPL Electric Indenture, LG&E Indenture or KU Indenture.

In addition, we express no opinion herein as to any matters of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

This opinion is limited to the laws of the State of New York and, with respect to the validity of the PPL Capital Debt Securities and PPL Capital Subordinated Debt Securities, the Delaware General Corporation Law, in each case as in effect on the date hereof (such laws, the “Applicable Law”).

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement, and consent to the reference to our firm under the caption “Validity of the Securities and the PPL Guarantees” in the Registration Statement and in the prospectus constituting a part thereof. In giving this consent, we do not hereby admit that we come

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within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP